Exhibit 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 1999, incorporated by reference in this Form S-8 Registration Statement (relating to the Pacific Gas and Electric Company Savings Fund Plan for Union-
Represented Employees).


Arthur Andersen LLP
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ARTHUR ANDERSEN LLP

San Francisco, California
   September 22, 2000